UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2015

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-190080	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12424 Wilshire Boulevard, Suite 745 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 820-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2015, the board of directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) appointed Jerome Zeldis, M.D., Ph.D. as a member of the Board, effective as of April 9, 2015 (the “Effective Date”), to serve for a term expiring at the Company’s 2015 annual meeting of stockholders or until his successor is duly elected and qualified, or his earlier death, resignation or removal.

Dr. Zeldis, age 64, is the Chief Executive Officer of Celgene Global Health and the Chief Medical Officer of Celgene Corporation. Dr. Zeldis has been with Celgene since 1997; prior to his current role, he served as Senior Vice President of Clinical Research and Medical Affairs. Prior to Celgene, Dr. Zeldis worked at Sandoz Research Institute and Janssen Research Institute in both clinical research and medical development. He is currently on the board of the Semorex Corporation, Bionor Pharma, Inc., Mali Health and PTC Corporation and serves as the chairman of the board of directors of Alliqua BioMedical, Inc.  Dr. Zeldis attended Brown University for a B.A., M.S., followed by Yale University for a M.Phil., M.D., and Ph.D. in molecular biophysics and biochemistry (immunochemistry). He trained in internal medicine at the UCLA Center for the Health Sciences and Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He was Assistant Professor of Medicine at the Harvard Medical School, Associate Professor of Medicine at University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School in New Brunswick, New Jersey. Dr. Zeldis has published 122 peer reviewed articles and 24 reviews, book chapters, and editorials. Dr. Zeldis brings his extensive background in the healthcare industry, as well as his experience in emerging growth companies, which will make him a valuable resource on the Company’s board of directors.

In connection with his appointment, on the Effective Date, the Company granted Dr. Zeldis a stock option to purchase 300,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with (i) an exercise price equal to $3.99 per share, which was the fair market value of the Common Stock on the Effective Date, (ii) 100% of the shares vesting on the Effective Date and (iii) a term that expires seven years after the Effective Date (the “Zeldis Grant”). The Zeldis Grant is subject to the terms and conditions of the BioSig Technologies, Inc. 2012 Equity Incentive Plan and the Company’s standard form of stock option agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: April 14, 2015                                                              By: /s/ Kenneth Londoner
Name: Kenneth Londoner
Title: Executive Chairman